Exhibit 32.1

CERTIFICATIONS PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Amendment No. 1 to the Quarterly Report of Leap Therapeutics, Inc. (the “Corporation”) on Form 10-Q for the quarter ended March 31, 2018, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Christopher K. Mirabelli, Ph.D., as Chief Executive Officer, President and Chairman of the Board of the Corporation, and I, Douglas E. Onsi, as Chief Financial Officer, General Counsel, Treasurer and Secretary of the Corporation, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)              The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)              The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

Date: August 8, 2018	By:	/s/ Christopher K. Mirabelli, Ph.D.
Christopher K. Mirabelli, Ph.D.
President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)

Date: August 8, 2018	By:	/s/ Douglas E. Onsi
Douglas E. Onsi Chief Financial Officer, General Counsel, Treasurer and Secretary (Principal Financial Officer and Principal Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.